                                                                    Exhibit 99.1

INDEPENDENT AUDITORS' REPORT


K & M Associates L.P. (a Limited Partnership):

We have audited the accompanying balance sheets of K & M Associates L.P. (a Limited Partnership) as of March 31, 1995 and 1994, and the related statements of operations, partnership capital, and cash flows for each of the three years in the period ended March 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of K & M Associates L.P. at March 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1995 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Boston, Massachusetts

May 26, 1995

K & M ASSOCIATES L.P.(A LIMITED PARTNERSHIP)

BALANCE SHEETS
MARCH 31, 1995 AND 1994
- --------------------------------------------------------------------------------


ASSETS                                                      1995               1994
CURRENT ASSETS:
 Cash and cash equivalents (Note 2)                 $     907,799.89    $   3,534,970.94
 Accounts receivable, trade (net of allowance
  for uncollectible accounts of $194,782.82
  in 1995 and $519,069.86 in 1994)                      7,657,489.49        8,895,065.59
 Inventories (Notes 2 and 5)                           10,895,050.17        7,128,877.77
 Prepayments and other current assets                     129,632.52          166,860.24
 Capital contributions receivable                               -             114,158.43
                                                    ----------------    ----------------

       Total current assets                            19,589,972.07       19,839,932.97
                                                    ----------------    ----------------

EQUIPMENT (Note 2):
 Office and computer equipment                          1,210,045.50        1,243,324.54
 Warehouse equipment                                      585,042.23          452,068.14
                                                    ----------------    ----------------

       Total                                            1,795,087.73        1,695,392.68

 Less accumulated depreciation and
  amortization                                          1,221,430.02        1,367,203.18
                                                    ----------------    ----------------

       Equipment, net                                     573,657.71          328,189.50
                                                    ----------------    ----------------

OTHER ASSETS - Principally trademarks                      34,339.00           33,002.05

                                                    ----------------    ----------------

TOTAL                                               $  20,197,968.78    $  20,201,124.52
                                                    ================    ================

LIABILITIES AND PARTNERSHIP CAPITAL                        1995                 1994
CURRENT LIABILITIES:
 Accounts payable, trade                            $   1,526,860.65    $   1,487,692.39
 Advances from related parties (Note 4)                 2,500,000.00                -
 Subordinated notes payable to affiliated
  parties (Note 4)                                      3,600,000.00                -
 Distributions payable to partners (Note 3)             2,826,615.04        2,011,683.79
 Liability for customer markdown credits,
  promotional allowances, returns, deferred
  jewelry service revenue, and other deferred
  credits (Note 2)                                      3,166,469.13        6,222,522.26
 Accrued expenses                                         233,023.96          604,530.79
                                                    ----------------    ----------------

       Total current liabilities                       13,852,968.78       10,326,429.23

NONCURRENT LIABILITY - Subordinated
 notes payable to affiliated parties (Note 4)                   -           3,600,000.00

COMMITMENTS AND CONTINGENCIES
 (Notes 6 and 8)

PARTNERSHIP CAPITAL (See Statements
 of Partnership Capital)(Notes 2 and 3)                 6,345,000.00        6,274,695.29

                                                    ----------------    ----------------

 TOTAL                                              $  20,197,968.78    $  20,201,124.52
                                                    ================    ================

See notes to financial statements.

K & M ASSOCIATES L.P. (A LIMITED PARTNERSHIP)

STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                                                  1995               1994              1993

REVENUES (Note 2):
 Sales                                                                      $53,716,907.16     $51,238,467.68    $43,735,884.13
 Less markdown credits, promotional allowances, returns, and
   deferred jewelry service revenue                                           8,109,978.34       9,733,891.30     10,794,170.78
                                                                            --------------     --------------    --------------

        Net revenues                                                         45,606,928.82      41,504,576.38     32,941,713.35

COST OF REVENUES                                                             25,790,868.50      21,602,198.77     17,542,328.52
                                                                            --------------     --------------    --------------

GROSS MARGIN                                                                 19,816,060.32      19,902,377.61     15,399,384.83

OPERATING EXPENSES (includes reimbursements to a partner and rent to a related party aggregating $1,798,745.43, $1,616,479.44
 and $1,738,469.71 in 1995, 1994 and 1993, respectively)                     15,866,245.17      15,407,731.40     15,636,870.29

GENERAL PARTNERS' COMPENSATION (Note 3)                                         456,500.01         456,500.00        415,000.00
                                                                            --------------     --------------    --------------

OPERATING INCOME (LOSS) FROM JEWELRY SALES AND
 SERVICE                                                                      3,493,315.14       4,038,146.21       (652,485.46)
                                                                            --------------     --------------    --------------

OTHER INCOME (EXPENSE):
 Interest income                                                                 86,076.60          68,925.47         25,658.96
 Interest expense  - related parties (Note 4)                                  (559,350.65)       (404,277.07)      (307,293.96)
 Interest on partners capital (Note 2)                                         (660,710.06)       (378,151.54)      (468,815.23)
 Other income                                                                   467,284.01         132,963.84        308,054.66
                                                                            --------------     --------------    --------------

        Other income (expense), net                                            (666,700.10)       (580,539.30)      (442,395.57)
                                                                            --------------     --------------    --------------

NET INCOME (LOSS)                                                           $ 2,826,615.04     $ 3,457,606.91    $(1,094,881.03)
                                                                            ==============     ==============    ==============

See notes to financial statements.

K & M ASSOCIATES L.P.(A LIMITED PARTNERSHIP)

STATEMENTS OF PARTNERSHIP CAPITAL
YEARS ENDED MARCH 31, 1995,1994 AND 1993
- --------------------------------------------------------------------------------

                                                              GENERAL             LIMITED
                                                              PARTNERS            PARTNERS             TOTAL

BALANCES, APRIL 1, 1992                                     $ 628,921.82       $ 5,100,619.02      $ 5,729,540.84

 Capital contributions                                              -              127,926.27          127,926.27

 Capital distributions to limited partner                           -              (47,972.34)         (47,972.34)

 Net loss                                                    (117,699.71)         (977,181.32)      (1,094,881.03)
                                                            ------------       --------------      --------------

BALANCES, MARCH 31, 1993                                      511,222.11         4,203,391.63        4,714,613.74

 Capital contributions                                         86,741.41            27,417.02          114,158.43

 Net income                                                   366,692.75         3,090,914.16        3,457,606.91

 Distributions to partners                                   (120,999.76)       (1,890,684.03)      (2,011,683.79)
                                                            ------------       --------------      --------------

BALANCES, MARCH 31, 1994                                      843,656.51         5,431,038.78        6,274,695.29

 Capital contributions                                              -               70,304.71           70,304.71

 Net income                                                   339,193.80         2,487,421.24        2,826,615.04

 Distributions to partners                                   (339,193.80)       (2,487,421.24)      (2,826,615.04)
                                                            ------------       --------------      --------------

BALANCES, MARCH 31, 1995                                    $ 843,656.51       $ 5,501,343.49      $ 6,345,000.00
                                                            ------------       --------------      --------------

See notes to financial statements.

K & M ASSOCIATES L.P. (A LIMITED PARTNERSHIP)

STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                                       1995               1994              1993
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                               $ 2,826,615.04    $ 3,457,606.91    $(1,094,881.03)

  Adjustments to reconcile net income (loss)
     to cash provided by (used for) operating activities:
      Depreciation and amortization                                   231,771.52        182,134.03        191,652.33
      Loss on asset disposals                                           9,007.48              -             5,830.07
      Increase (decrease) in cash from changes in current assets and liabilities:
        Accounts receivable, trade                                  1,237,576.10      1,752,914.43     (3,705,833.08)
        Inventories                                                (3,766,172.40)    (1,453,882.40)       309,505.51
        Prepayments and other current assets                           37,227.72        (17,012.63)       (24,680.07)
        Capital contributions receivable                              114,158.43       (114,158.43)        47,972.34
        Accounts payable, trade                                        39,168.26       (264,984.06)       (38,429.32)
        Advances from related parties                               2,500,000.00     (3,215,000.00)     2,822,429.40
        Distributions payable to partners                          (2,011,683.79)             -           (47,972.34)
        Liability for customer markdown credits, etc.              (3,056,053.13)     2,402,515.30        211,187.41
        Accrued expenses                                             (371,506.83)       114,268.21        (40,559.52)
                                                                  --------------    --------------    --------------

            Cash provided by (used for) operating activities       (2,209,891.60)     2,844,401.36     (1,363,778.30)
                                                                  --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of equipment                                           (486,247.21)      (112,589.62)      (147,329.09)
  (Increase) decrease in trademarks                                    (1,336.95)         1,606.30         (9,803.11)
                                                                  --------------    --------------    --------------

           Cash used for investing activities                        (487,584.16)      (110,983.32)      (157,132.20)
                                                                  --------------    --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contribution                                                 70,304.71        114,158.43        127,926.27
  Capital distributions                                                     -                 -           (47,972.34)
  Deferred subordinated loans from
   affiliated parties                                                       -                 -         1,100,000.00
  Due from related party                                                    -                 -           900,000.00
                                                                  --------------    --------------    --------------

           Cash provided by financing activities                       70,304.71        114,158.43      2,079,953.93
                                                                  --------------    --------------    --------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   (2,627,171.05)     2,847,576.47        559,043.43

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                        3,534,970.94        687,394.47        128,351.04
                                                                  --------------    --------------    --------------

CASH AND CASH EQUIVALENTS, END OF YEAR                            $   907,799.89    $ 3,534,970.94    $   687,394.47
                                                                  ==============    ==============    ==============


See notes to financial statements.

K & M ASSOCIATES L.P. (A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.  PARTNERSHIP AGREEMENT

    Effective April 1, 1988, subject to the Restated Agreement of Limited Partnership (the "Restated Agreement"), the Partnership was recapitalized as the result of the withdrawal of certain partners, the admission of new partners, changes in partner status and distributions as provided in the prior agreement. The Restated Agreement provides for the termination of the Partnership no later than March 31, 1996 (see Note 9).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUES - The Partnership sells costume jewelry to retail accounts (primarily mass merchandising chains) on both a direct and service basis. Sales revenues are recognized when the products are shipped, and the related service revenues are recognized when the service is performed. Sales allowances for expected returns, markdowns, and adjustments are recorded when the related revenues are recognized.

    CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist of cash and highly liquid investments with maturities not exceeding three months. Interest payments for the years ended March 31, 1995, 1994 and 1993 are substantially the same as amounts recorded as interest expense in the statements of operations.

    INVENTORIES - The Partnership values its inventories at the lower of cost, determined on a first-in, first-out basis, or market.

    EQUIPMENT - Depreciation and amortization is provided based on the estimated useful lives of the assets and is computed using an accelerated method. Fully depreciated or amortized assets are removed from the Partnership's accounting records.

    PARTNERSHIP CAPITAL - Partnership capital accounts earned interest at the prime rate plus 2% (11% at March 31, 1995), as defined in the Restated Agreement. Such interest payments are recognized as expense in determining net income or loss.

    INCOME TAXES - Under current income tax laws, the Partnership is not subject to federal or state income taxes; accordingly, the Partnership does not provide for income taxes. Any income or loss for tax purposes is included in the tax returns of the partners.

3.  ALLOCATION AND DISTRIBUTION OF PARTNERSHIP INCOME OR LOSS

    Allocation of income or loss is governed by the terms of the Partnership Agreement in effect in a given year. The allocation of income or loss is made after deducting general partners' compensation and interest on partners' capital, as stipulated in the Amended and Restated Agreement.

    The terms of the Restated Agreement require that distributions be made to the partners in amounts not less than 50% of the Partnership's income for the year (after deducting general partners' compensation and interest on partners' capital). In June 1995, the general partners determined the amount of capital distributions payable for the year ended March 31, 1995 to be $2,826,615.04. In May 1994, the general partners determined the amount of capital distributions payable for the year ended March 31, 1994 to be $2,011,683.79.

4.  RELATED PARTIES

    At March 31, 1995 and 1994, there were subordinated notes payable to affiliated parties of $3,600,000.00, which mature on September 15, 1995. Such notes bear interest at the prime rate plus 1% determined monthly (10.0% at March 31, 1995); these notes are subordinated to current and future obligations to financial institutions. Interest expense related to these notes aggregated $321,749.97, $252,750.10 and $178,125.04 in 1995, 1994 and
    1993, respectively.

    Affiliates of the general partners make advances to the Partnership to fund working capital requirements. These advances bear interest at the prime rate. Of the aggregate amounts advanced, $2,500,000.00 was outstanding at March 31, 1995 and none were outstanding at March 31, 1994. Interest expense related to these advances was $237,600.68 and $151,526.97 in 1995 and 1994, respectively.

    The Partnership leases a facility under a ten-year noncancelable lease from 425 Dexter Associates (a limited partnership), which is owned by affiliates of the partners (see Note 6).

    An affiliate of a general partner acts as a marketing agent for the Partnership and is reimbursed for all reasonable expenses incurred as an agent. During the years ended March 31, 1995, 1994 and 1993, the Partnership recorded expenses of $1,607,875.99, $1,425,609.00 and $1,547,599.27, respectively, for such reimbursements.

5.  INVENTORIES

    Inventories consisted of the following at March 31:

                                                     1995              1994

     Merchandise                               $ 9,975,648.83    $ 6,522,506.66
     Supplies                                      736,471.06        446,397.37
     Display fixtures                              182,930.28        159,973.74
                                               --------------    --------------

     Total                                     $10,895,050.17    $ 7,128,877.77
                                               ==============    ==============

6.  LEASES

    The Partnership leases certain plant and office facilities and automobiles under noncancelable operating leases. Under the terms of a lease with 425 Dexter Associates (the "Dexter Lease") (see Note 4), the Partnership pays rent of $190,870.44 annually, as well as all costs and expenses of operating and maintaining the leased premises. At March 31, 1995, future minimum payments under all noncancelable leases, including the Dexter Lease, are as follows:


      1996                                                    $179,152.83
      1997                                                      36,000.00
      1998                                                      36,000.00
      1999                                                      36,000.00
                                                              -----------
      Total                                                   $287,152.83
                                                              ===========

    The Dexter Lease expires on December 31, 1995 and is subject to renewal in five-year increments up to thirty years at the Partnership's option.

    Rental expense under all operating leases for the years ended March 31, 1995, 1994 and 1993 was $334,652.26, $363,066.06 and $322,996.75,
    respectively.

7.  LETTERS OF CREDIT

    On April 24, 1994, the Partnership entered into a demand discretionary line-of-credit agreement with a bank in order to facilitate business with foreign vendors. Under the terms of the agreement, the Partnership agreed to purchase $525,000.00 in short-term Treasury Bills, which were pledged as collateral against the $500,000.00 line of credit and were held by the bank. At March 31, 1995, open letters of credit aggregated $53,046.00.

8.  CONTINGENCIES

    From time to time the Partnership becomes involved in litigation, which occurs in the normal course of business. In the opinion of management, there are no pending matters which, either individually or in the aggregate, could have a material effect on financial position or the results of operations.

9.  SUBSEQUENT EVENTS

    Subsequent to April 1, 1995, American Biltrite Inc. (through its subsidiary, Ocean State Jewelry, Inc.) (collectively, "American Biltrite"), acquired the controlling general partner. At the same time, other partners also transferred their interests, in part or in whole, to American Biltrite, and the status of the remaining general partner was changed to that of a limited partner. As a result of these transactions, American Biltrite now controls 65.5% of the total interest in the Partnership. In addition, agreements have been put in place which would allow American Biltrite to acquire the remaining independent interests over the next four years.

    Contemporaneously with the transfer of interests to American Biltrite, a new Partnership agreement was executed (the "Amended and Restated Agreement"), the provisions of which are effective as of April 1, 1995. Among the provisions of the Amended and Restated Agreement are a reduction in authorized capital of the Partnership at April 1, 1995 to $2,000,000.00 (to be accomplished through distributions to the partners), elimination of interest payments on capital accounts, a change in the percentage of income which must be distributed at the end of fiscal years subsequent to March 31, 1995 to 40%, a change in the Partnership's fiscal year end to December 31, and termination of the Partnership no later than December 31, 2005. In addition, the Amended and Restated Agreement required that 100% of income for the year ended March 31, 1995 be distributed to the partners holding interests as of that date.

                                  * * * * * *